EXHIBIT 3.4

                            CERTIFICATE OF CONVERSION

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                                   Pursuant to

                 ss. 265 of the Delaware General Corporation Law

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      The undersigned, being authorized to execute and file this Certificate of
Conversion, hereby certifies that:

      FIRST: The date on which the limited liability company, Ariel Way, LLC, was first formed is February 10, 2004.

      SECOND: The name of the limited liability company immediately prior to filing this Certificate of Conversion is Ariel Way, LLC.

      THIRD: The name of the corporation as set forth in its Certificate of Incorporation filed in accordance with Section 265(b) is Ariel Way, Inc.

      FOURTH: The limited liability company herein being converted is duly organized and existing under the laws of Delaware.



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                                   Arne Dunhem
                                   Member